                                                                   EXHIBIT 10.47

                              OPTION SALE AGREEMENT

         THIS OPTION SALE AGREEMENT ("Agreement"), dated September 20, 2000, is made by and among Apartment Investment and Management Company, a Maryland corporation, AIMCO Properties, L.P., a Delaware limited partnership, and AIMCO/NHP Properties, Inc., a Delaware corporation, NHP Management Company, a District of Columbia corporation (collectively "Buyers"), and Kenneth C. Willard, Cher B. Compton, Mary Ann Ewers, Brian M. Grant, Carol A. Kohl, Michael
B. Tillett, Stephen P. Gavula, Jr. and Scot B. Barker and ORFG Operations, L.L.C., (collectively "Sellers").

         WHEREAS, Buyers and Leo E. Zickler, Francis P. Lavin, Robert B. Downing, Mark E. Schifrin, Marc B. Abrams and Richard R. Singleton have entered into an Acquisition Agreement, dated June 28, 2000 (the "Acquisition Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Acquisition Agreement; and

         WHEREAS, in connection with closing of the transactions contemplated by the Acquisition Agreement, Sellers have agreed to sell their options (the "Options") for Beneficial Assignee Interests ("BAC") Interests in Oxford Tax Exempt Fund II Limited Partnership, a Maryland limited partnership ("OTEF") on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Purchase of Options.

          (a) On the first Closing of the transactions contemplated by the Acquisition Agreement, each Seller shall sell to Buyers, and Buyers shall purchase from each Seller, the Options owned by such Seller set forth in ANNEX I hereto for the cash purchase price of $8.00 per each Option (the "Option Purchase Price"); provided, however, in the event that any of the Buyers or their Affiliates or OTEF close one or more Purchase Transactions (as defined below) at any time prior to the third anniversary of the date of Closing under the Acquisition Agreement, at a price, whether cash, fair market value of non-cash consideration or otherwise, higher than $31.88 per BAC, then, upon closing of such Purchase Transaction, the Buyers shall promptly pay each Seller in cash an additional amount for their respective Options equal to the amount per BAC that is paid, or the fair market value of considered offered, to BAC holders generally in any such Purchase Transaction(s) above the sum of (i) $31.88, and (ii) in the case of one or more Purchase Transactions, all additional amounts previously paid by Buyers to Sellers with respect to their Options and attributable to prior Purchase Transactions occurring on and after the date hereof. "Purchase Transaction" shall mean any transaction involving a sale, contribution, exchange, purchase, repurchase or redemption, tender offer, merger, reorganization, spin-off, consolidation, business combination or similar type of transaction, relating to the BACs or all or substantially all of the assets of OTEF, or a liquidation of OTEF or all or any of its assets.

          (b) If any Seller shall receive additional Options during the period subsequent to June 1, 2000 but prior to Closing, Buyers may elect to purchase such Options from Sellers upon the same terms and conditions set forth herein; provided, however, that Buyers may elect to purchase such Options subsequent to the first Closing of the transactions contemplated by the Acquisition Agreement so long as such purchase is consummated, if at all, prior to the third anniversary of Closing.

         2. Closing.

          At the Closing, the Sellers shall sell, assign, transfer and deliver, to the purchasing Buyers all Options pursuant to documents reasonably acceptable to Buyers, including an Assignment in the form of ANNEX B hereto, and such Buyers shall deliver to each Seller the Option Purchase Price for the Options sold by such Seller by wire transfer of good and immediately available U.S. funds to such account(s) as may be specified in writing by such Seller. Notwithstanding the foregoing, Buyers may, by delivery of five (5) days' prior written notice to Sellers, elect to cause Sellers to exercise the Options effective as of the Closing, in which event Buyers shall pay the aggregate exercise price for the Options to OTEF and at the Closing, Buyers shall deliver the Option Purchase Price to Sellers and Sellers shall deliver the BACs received upon such exercise to Buyers in lieu of the Options so exercised.

         3. Ownership of Options.

          Each Seller hereby represents and warrants to each Buyer, with respect to his or her Options (i) that as of the date hereof he or she is the record and beneficial owner of each Option sold hereunder by him or her, free and clear of any and all liens, claims and encumbrances, other than transfer restrictions under the Securities Act of 1933, as amended, (ii) that neither the Option, nor any plan of OTEF pursuant to which an Option was granted, restricts the ability of or prohibits the ability of any Seller to sell or transfer the Option to the Buyers, (iii) that all of such Options have been duly authorized and validly issued, and under the terms of the plan and the Options the Options are fully vested, and (iv) that the Options of such Seller represent all options to acquire BACs granted by OTEF and to which such Seller has any right, title or interest.

         4. Miscellaneous.

          (a) Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to its principles of conflicts of law.

          (b) Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

          (c) Modification; Waiver. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          (d) Notices. Unless otherwise provided for herein, all notices, claims, certificates, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given
(i) three (3) days after the date of mailing, if sent by registered or certified mail, postage prepaid, with return receipt requested; (ii) when delivered, if delivered personally; (iii) when transmitted, if sent by facsimile if a confirmation of transmission is produced by the sending machine (and a copy of such facsimile is promptly sent by another means specified herein); (iv) on the first business day following the date of sending, if sent by overnight U.S. Postal Service mail or nationally recognized overnight courier service; in each case to the address set forth below or to such other address as may be specified in writing by the applicable party:

     if to any of Buyers, to:
                                        Apartment Investment and Management
                                        Company
                                        2000 South Colorado Boulevard,
                                        Tower Two; Suite 2 - 1000
                                        Denver, Colorado 80222
                                        Attention: Mr. Terry Considine
                                        Telephone: (303) 757-8600
   and
                                        Apartment Investment and Management
                                        Company
                                        18350 Mt. Langley Ave. Suite 220
                                        Fountain Valley, CA 92708
                                        Attention: Mr. Peter K. Kompaniez
                                        Telephone: (714) 593-1733

   with a copy to:
                                        Skadden, Arps, Slate, Meagher & Flom LLP
                                        Four Times Square
                                        New York, New York 10036
                                        Attention: Audrey L. Sokoloff, Esq.
                                        Telephone: (212) 735-3000

   If to any of Sellers, to:
                                        Kenneth C. Willard, Cher B. Compton,
                                        Mary Ann Ewers, Brian M. Grant,
                                        Carol A. Kohl, Michael B. Tillett,
                                        Stephen P. Gavula, Jr., Scot B. Barker,
                                        and ORFG Operations, L.L.C.
                                        7200 Wisconsin Avenue, Suite 1100
                                        Bethesda, MD 20814
                                        Attention: Named Seller
                                        Telephone: (301)  654-3100

   with a copy to:
                                        Hale and Dorr LLP
                                        1455 Pennsylvania Avenue, N.W.
                                        Washington, District of Columbia 20004
                                        Attention: Steven Snider, Esq.
                                        Telephone: 202-942-8400

or to such other address or such other person as the addressee party shall have last designated by notice to the other party.

          (e) Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.

          (f) Assignment. No party hereto shall have the right, power, or authority to assign or pledge this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, without the prior written consent of the other parties hereto, which consent may be granted or withheld in such parties' sole discretion; provided however, Buyers may, upon providing not less than five days' prior written notice, assign their rights under this Agreement to a controlled Affiliate; provided further, however, no such assignment by Buyers shall relieve Buyers of any of their respective obligations hereunder.

          (g) Severability. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

          (h) Successors and Assigns; Third Parties. Subject to Section 4(f) and the limitations set forth elsewhere in this Agreement, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors, permitted assigns, heirs and legal representatives. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

          (i) Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

          (j) Headings. The Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

          (k) Time of Essence. Time shall be of the essence with respect to all matters contemplated by this Agreement.

          (l) Construction. This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

          (m) Attorneys' Fees. In the event Buyers or Sellers file or otherwise commence any action, suit, proceeding or arbitration against the other for any claim or matter arising from or relating to this Agreement, the prevailing party shall be entitled to recover such sums, in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorney's fees and costs of such action, suit, proceeding or arbitration incurred on account thereof.

          (n) Jurisdiction and Venue. The parties hereto hereby irrevocably consent to the non-exclusive jurisdiction of any state or federal court located within the State of Maryland and waive personal service or any and all process upon the parties, and consent that all such service of process be made by registered mail directed to the parties pursuant to Section 4(d). To the extent permitted by law, the parties hereto waive any objection to venue of any action instituted hereunder.

          (o) JURY TRIAL WAIVER EACH BUYER AND SELLER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER EACH BUYER AND SELLER, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION OF THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH BUYER AND SELLER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. EACH BUYER AND SELLER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE OTHER EXECUTING THIS AGREEMENT. THIS WAIVER SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

          (p) Limitations. Each Seller's liability hereunder shall not exceed the amount of purchase price paid by Buyers. Sellers are not making any representations or warranties as to their Options other than those expressly set forth in this Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on this 20th day of September 2000.

                                            BUYERS:

                                            APARTMENT INVESTMENT AND
                                            MANAGEMENT COMPANY,
                                            a Maryland corporation


                                            By: /s/ PATRICK J. FOYE
                                                --------------------------------
                                            Name:   Patrick J. Foye
                                            Title:  Executive Vice President

                                            AIMCO PROPERTIES, L.P.,
                                            a Delaware limited partnership

                                            By: AIMCO-GP, INC.
                                            (General Partner)

                                            By: /s/ PATRICK J. FOYE
                                                --------------------------------
                                            Name:   Patrick J. Foye
                                            Title:  Executive Vice President

                                            AIMCO/NHP PROPERTIES, INC.,
                                            a Delaware corporation


                                            By: /s/ PATRICK J. FOYE
                                                --------------------------------
                                            Name:   Patrick J. Foye
                                            Title:  Executive Vice President



                                            NHP MANAGEMENT COMPANY,
                                            a District of Columbia corporation


                                            By: /s/ PATRICK J. FOYE
                                                --------------------------------
                                            Name:   Patrick J. Foye
                                            Title:  Executive Vice President

                                            SELLERS:

                                            /s/ KENNETH C. WILLARD
                                            ------------------------------------
                                            KENNETH C. WILLARD

                                            /s/ CHER B. COMPTON
                                            ------------------------------------
                                            CHER B. COMPTON

                                            /s/ MARY ANN EWERS
                                            ------------------------------------
                                            MARY ANN EWERS

                                            /s/ BRIAN M. GRANT
                                            ------------------------------------
                                            BRIAN M. GRANT

                                            /s/ CAROL A. KOHL
                                            ------------------------------------
                                            CAROL A. KOHL

                                            /s/ MICHAEL B. TILLETT
                                            ------------------------------------
                                            MICHAEL B. TILLETT

                                            /s/ STEPHEN P. GAVULA, JR.
                                            ------------------------------------
                                            STEPHEN P. GAVULA, JR.

                                            /s/ SCOT B. BARKER
                                            ------------------------------------
                                            SCOT B. BARKER

                                            ORFG OPERATIONS, L.L.C.


                                            By: /s/ Francis P. Lavin,
                                                --------------------------------
                                                     Francis P. Lavin,
                                                     President

                                     ANNEX A


Name                                                 Number of Options Owned
----                                                 -----------------------
Kenneth C. Willard                                             13,043

Cher B. Compton                                                 6,521

Mary Ann Ewers                                                  6,521

Brian M. Grant                                                  6,521

Carol A. Kohl                                                   6,521

Michael B. Tillett                                              6,521

Stephen P. Gavula, Jr.                                          3,261

Scot B. Barker                                                  3,261

ORFG Operations, L.L.C.                                         6,520

                                     ANNEX B


        ASSIGNMENT OF OPTIONS FOR BENEFICIAL ASSIGNEE INTERESTS IN OXFORD
                     TAX EXEMPT FUND II LIMITED PARTNERSHIP

         THIS ASSIGNMENT OF OPTIONS FOR BENEFICIAL ASSIGNEE INTERESTS IN OXFORD TAX EXEMPT FUND II LIMITED PARTNERSHIP, dated as of June ___, 2000 (this "Assignment"), by _______________ ("Assignor"), in favor of ____________, a
_________________ ("Assignee").

                  WHEREAS, Apartment Investment and Management Company, AIMCO Properties, L.P., AIMCO/NHP Properties, Inc., and Leo E. Zickler, Francis P. Lavin, Robert B. Downing, Mark E. Schifrin, Marc B. Abrams and Richard R. Singleton are parties to that certain Acquisition Agreement, dated as of June 28, 2000 (the "Acquisition Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Acquisition Agreement.

                  WHEREAS, Assignor is the owner of the number of options (the "Options") for Beneficial Assignee Interests ("BAC") Interests in Oxford Tax Exempt Fund II Limited Partnership, a Maryland limited partnership ("OTEF") set forth on Table I hereto.

                  WHEREAS, pursuant to the Option Sale Agreement of even date herewith, Assignor has agreed to sell, convey, assign and transfer all of his right, title and interest in, to and under the Options to Assignee.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                  1. Assignment. Assignor does hereby unconditionally, absolutely, and irrevocably grant, bargain, sell, transfer, assign, convey, set over, deliver and contribute unto Assignee all of Assignor's right, title and interest in, to and under the Options, including the right to exercise the Option and receive BACs upon such exercise.

                  2. Assignor's Representations and Warranties. Assignor hereby represents and warrants to Assignee as follows:

                           a.       Assignor has good, valid, marketable title
to the Options.

                           b.       Assignor has not sold, assigned,
transferred, mortgaged, hypothecated, pledged or otherwise granted any interest in, or suffered to occur any lien or encumbrance on or with respect to, any or all of Assignor's right, title or interest in and to all or any portion of the Options.

                           c.       Assignor has the right to sell and transfer
the Options and no provision of the agreement for the Options or any plan of OTEF pursuant to which the Options were issued, prohibits or restricts the sale and transfer of the Options to the Assignee.

                           d.       The list of Options attached hereto sets
forth a true, correct and complete list and accounting of all options, warrants or other rights Assignor has to acquire BACs of OTEF. Attached to this Agreement is a true and correct copy of each Option and the Plan of OTEF pursuant to which the Options were issued.

                           e.       There is no pending or, to Assignor's
knowledge, threatened litigation or other adversarial proceeding, or any order, injunction or decree outstanding, existing or relating to all or any portion of the Options. Assignor has not received written notice of any material violation of any federal, state or municipal law, statute, ordinance or regulation relating to all or any portion of the Options.

                  3. Further Assurances. At any time, and from time to time hereafter, upon the reasonable request of Assignee, and without payment of further consideration by Assignee, Assignor will do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, documents, correspondence, deeds, assignments, transfers, endorsements and conveyances as may be reasonably required in order to assign, transfer, grant and convey to Assignee any or all of the Options; provided that such instruments of further assurance shall not enlarge the obligations of Sellers under this Agreement and/or the Acquisition Agreement.

                  4. Successors and Assigns. No party hereto shall have the right, power, or authority to assign or pledge this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, without the prior written consent of the other parties hereto, which consent may be granted or withheld in such parties' sole discretion; provided however, Assignee may, upon providing not less than five days' prior written notice, assign its rights under this Agreement to a controlled Affiliate; provided further, however, no such assignment by Assignee shall relieve Assignee of any of its obligations hereunder. Subject to the foregoing, this Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors and assigns.

                  5. Governing Law. This Assignment shall be construed and enforced in accordance with the laws of the State of Maryland, without regard to its principles of conflict of laws.

                  6. Limitations. Each Sellers liability hereunder is subject to the Applicable Sellers' Cap set forth in the Acquisition Agreement and otherwise limited as set forth in the Acquisition Agreement. Sellers are not making any representations or warranties as to their Options other than those expressly set forth in this Agreement.

         IN WITNESS WHEREOF, this Assignment was made and executed as of the date first above written.


                                                  ASSIGNOR:


                                                  -----------------------------



                                                  ASSIGNEE:


                                                  -----------------------------

                                     TABLE I

                                     OPTIONS

Date of Option Agreement              Expiration Date         Number of BACs
------------------------              ---------------         --------------